UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 7, 2013

TAL INTERNATIONAL GROUP, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-126317	20-1796526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manhattanville Road
Purchase, New York 10577-2135
(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On November 7, 2013, TAL Advantage V LLC (“TAL Advantage V”), an indirect wholly owned subsidiary of TAL International Group, Inc., completed the offering of $250,000,000 Series 2013-2 Fixed Rate Asset-Backed Notes, Class A (“Series 2013-2 Notes Class A”) and $18,700,000 Series 2013-2 Fixed Rate Asset-Backed Notes, Class B (“Series 2013-2 Notes Class B”). The Series 2013-2 Notes Class A, which are rated “A” by Standard & Poor’s, were issued with a coupon of 3.55% per annum and an annual yield of 3.586%. The Series 2013-2 Notes Class B, which are rated “BBB” by Standard & Poor’s, were issued with a coupon of 4.625% per annum and an annual yield of 4.75%. The Series 2013-2 Notes have a scheduled maturity date of November 20, 2023 and a legal final maturity date of November 22, 2038. The transaction documents contain customary affirmative and negative covenants, financial covenants, representations and warranties, and events of default, which are subject to various exceptions and qualifications. TAL Advantage V will use the net proceeds of the offering to purchase containers and for other general business purposes. A copy of the press release is furnished with this report as Exhibit 99.1.

The notes were offered within the United States only to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to persons outside the United States in compliance with Regulation S under the Securities Act. The notes have not been registered under the Securities Act, or any state securities laws, and unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

Item 2.03. Creation of Certain Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

99.1        Press release issued by TAL International Group, Inc. dated November 12, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAL International Group, Inc.

Dated: November 12, 2013	By:	/s/ Jeffrey Casucci
		Name:	Jeffrey Casucci
		Title:	Vice President and Treasurer